AWARENESS LETTER OF INDEPENDENT ACCOUNTANTS

EXHIBIT 15.2

August 13, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 7, 2002 on our review of interim financial information of Ribapharm Inc. (the “Company”) as of and for the period ended June 30, 2002 and included in the Company’s quarterly report on Form 10-Q for the quarter that ended is incorporated by reference in its Registration Statement on Form S-8 (File No. 333-91116).

Very truly yours,

/s/     PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP
Los Angeles, California